EXHIBIT 99.9

FREMONT MICHIGAN INSURACORP, INC.

REQUEST FOR PROSPECTUS

PLEASE SEND ME THE PROSPECTUS AND A STOCK ORDER FORM, MY ADDRESS IS:

TELEPHONE INFORMATION:

DAY: ( )

EVENING: ( )

I UNDERSTAND THIS REQUEST FOR INFORMATION DOES NOT OBLIGATE ME TO

PURCHASE ANY SHARES OF FREMONT MICHIGAN INSURACORP, INC. COMMON STOCK.

PLEASE RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO REQUEST A COPY OF THE PROSPECTUS BY SENDING AN EMAIL TO: fremontoffering@centennialsec.com